Consent of Independent Accountants

    We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in the Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A No. 33-35081) of the Scottish Widows International Fund of our report dated January 16, 1997, included in the 1996 Annual Report to Shareholders of the Scottish Widows International Fund.

    ERNST & YOUNG LLP

    Reading, Pennsylvania
    April 24, 1997